Exhibit 99.1

The following table presents unaudited historical segment information for our most recent six quarters and the year ended December 31, 2015:

	Unaudited
(in millions except for enrollment,	Three Months Ended						Year Ended
totals may not foot due to	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,
rounding)	2017	2017	2016	2016	2016	2016	2015

New Enrollment:
Brazil	11,100	82,900	4,900	40,800	7,400	81,400	142,300
Mexico	14,500	28,100	2,600	65,700	13,500	26,600	101,000
Andean & Iberian	17,900	76,500	4,700	26,500	9,700	85,600	121,700
Central America & U.S. Campuses	10,800	18,600	3,900	11,000	11,600	16,600	39,300
EMEAA	5,700	11,800	13,600	23,400	7,100	11,800	60,700
Online & Partnerships	8,900	9,100	8,200	11,300	11,000	8,800	39,500
Total New Enrollment	68,900	227,000	37,900	178,700	60,300	230,800	504,500

Total Enrollment:
Brazil	282,200	283,900	259,000	262,100	276,000	281,000	257,200
Mexico	191,800	200,200	213,800	212,500	188,400	193,200	205,000
Andean & Iberian	333,900	332,600	308,600	314,600	318,600	321,500	291,800
Central America & U.S. Campuses	73,800	76,500	68,100	69,200	71,300	72,000	64,700
EMEAA	123,300	124,900	125,400	119,200	123,200	128,700	130,000
Online & Partnerships	65,900	67,000	68,300	69,800	70,900	71,600	72,400
Total Enrollment	1,070,900	1,085,100	1,043,200	1,047,400	1,048,400	1,068,000	1,021,100

Revenues:
Brazil	$260.6	$116.8	$211.2	$152.8	$242.3	$84.6	$672.9
Mexico	160.0	150.9	170.9	140.4	155.4	159.3	678.2
Andean & Iberian	434.4	181.2	353.1	289.2	359.0	187.3	1,121.4
Central America & U.S. Campuses	73.1	76.4	67.7	65.6	68.8	72.8	263.3
EMEAA	182.2	159.8	203.7	117.0	240.3	227.7	881.7
Online & Partnerships	175.5	177.1	173.9	173.3	175.6	182.2	708.0
Corporate & Eliminations	(8.4)	(6.2)	(4.6)	(8.4)	(9.5)	(7.3)	(33.8)
Consolidated Total Revenues	$1,277.4	$855.9	$1,175.9	$929.9	$1,231.9	$906.5	$4,291.7

Adjusted EBITDA:
Brazil	$91.3	$(39.1)	$32.3	$11.9	$84.2	$(32.8)	$81.3
Mexico	34.2	37.9	54.4	24.8	32.5	32.1	150.1
Andean & Iberian	183.8	(18.5)	103.5	64.0	117.6	(1.7)	255.1
Central America & U.S. Campuses	11.7	17.1	11.8	7.5	9.3	14.9	31.6
EMEAA	38.0	29.8	59.8	(24.4)	47.8	44.5	109.6
Online & Partnerships	48.8	54.1	59.1	51.2	50.8	47.1	191.0
Corporate & Eliminations	(65.9)	(32.7)	(36.1)	(36.4)	(33.9)	(30.0)	(115.4)
Consolidated Total Adjusted EBITDA	$341.9	$48.6	$284.8	$98.5	$308.2	$74.0	$703.4

The following table presents Adjusted EBITDA and reconciles net income (loss) to Adjusted EBITDA for our most recent six quarters and the year ended December 31, 2015:

	Unaudited
	Three Months Ended						Year Ended
(in millions, totals may not foot	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,
due to rounding)	2017	2017	2016	2016	2016	2016	2015
Net income (loss)	$117.1	$(120.4)	$38.5	$80.9	$349.2	$(102.4)	$(315.8)
Plus:
Equity in net (income) loss of affiliates, net of tax	—	—	(0.1)	—	(0.3)	0.3	(2.5)
Income tax expense (benefit)	42.0	(27.1)	29.8	(3.1)	28.4	10.0	117.7
Income (loss) from continuing operations before income taxes and equity in net (income) loss of affiliates	159.1	(147.4)	68.1	77.8	377.4	(92.2)	(200.6)
Plus:
Loss (gain) on sale of subsidiaries, net	0.2	—	(8.1)	(155.2)	(243.3)	—	—
Foreign currency exchange loss (gain), net	9.7	(2.3)	12.8	(26.3)	(26.3)	(27.7)	149.2
Other expense (income), net	0.4	(0.4)	(1.9)	(0.4)	1.3	—	(0.2)
(Gain) loss on derivatives	(27.0)	(12.1)	(2.2)	(0.5)	(2.0)	10.8	2.6
Loss on debt extinguishment	6.9	1.5	—	15.7	1.7	—	1.3
Interest expense	99.0	102.6	107.6	104.8	105.8	103.8	398.0
Interest income	(4.5)	(4.7)	(5.4)	(3.4)	(4.1)	(5.8)	(13.3)
Operating income (loss)	243.9	(62.9)	171.0	12.5	210.6	(11.2)	337.0
Plus:
Depreciation and amortization	67.0	64.5	62.1	66.8	69.7	66.2	282.9
EBITDA	310.9	1.6	233.1	79.3	280.3	55.0	619.9
Plus:
Share-based compensation expense (a)	12.9	22.4	9.9	8.0	13.7	7.2	39.0
Loss on impairment of assets (b)	—	—	23.5	—	—	—	—
EiP implementation expenses (c)	18.1	24.6	18.4	11.2	14.2	11.8	44.5
Adjusted EBITDA	$341.9	$48.6	$284.8	$98.5	$308.2	$74.0	$703.4

(a)  Represents non-cash, share-based compensation expense pursuant to the provisions of ASC 718.

(b)  Represents non-cash charges related to impairments of long-lived assets.

(c)  EiP implementation expenses are related to our enterprise-wide initiative to optimize and standardize our processes, creating vertical integration of procurement, information technology, finance, accounting and human resources. The first wave of EiP, which began in 2014, is expected to be substantially completed by 2017 and includes the establishment of regional SSOs around the world, as well as improvements to our system of internal controls over financial reporting. Given the success of the first wave of EiP, we have expanded the initiative into other back- and mid-office areas in order to generate additional efficiencies and create a more efficient organizational structure.